Exhibit 6.81.2

RE/MAX Professionals
RE/MAX PROFESSIONALS [redacted] Fax: [redacted]

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CP40-6-18) (Mandatory 1-19)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

COUNTERPROPOSAL

Date: ***9/23/2021***

1. This Counterproposal supersedes and replaces any previous counterproposal. This Counterproposal amends the proposed contract dated ***9/22/2021*** (Contract), between [redacted] (Seller), and ***Arrived Holdings, Inc.*** (Buyer), relating to the sale and purchase of the following legally described real estate in the County of ***ADAMS***, Colorado:

SUB:HIGH POINT AT DIA SUBDIVISION FILING NO 1 BLK:2 LOT:13

known as No. ***6293 N ENSENADA COURT, AURORA, CO 80019*** (Property).

NOTE: If the table is omitted, or if any item is left blank or is marked in the "No Change" column, it means no change to the corresponding provision of the Contract. If any item is marked in the "Deleted" column, it means that the corresponding provision of the Contract to which reference is made is deleted.

2. § 3.1 Dates and Deadlines. [**Note:** This table may be omitted if inapplicable.]

Item No.	Reference	Event	Date or Deadline		No Change	Deleted
1	§ 4.3	Alternative Earnest Money Deadline	*no change*			
		Title				
2	§ 8.1, § 8.4	Record Title Deadline	*no change*			
3	§ 8.2, § 8.4	Record Title Objection Deadline	*no change*			
4	§ 8.3	Off-Record Title Deadline	*no change*			
5	§ 8.3	Off-Record Title Objection Deadline	*no change*			
6	§ 8.5	Title Resolution Deadline	*no change*			
7	§ 8.6	Right of First Refusal Deadline	*no change*			
		Owners' Association				
8	§ 7.2	Association Documents Deadline	*no change*			
9	§ 7.4	Association Documents Termination Deadline	*no change*			
		Seller's Disclosures				
10	§ 10.1	Seller's Property Disclosure Deadline	*no change*			
11	§ 10.10	Lead-Based Paint Disclosure Deadline CBS 1, 2, F1	*no change*			
		Loan and Credit				
12	§ 5.1	Loan Application Deadline	*no change*			
13	§ 5.2	Loan Termination Deadline	*no change*			
14	§ 5.3	Buyer's Credit Information Deadline	*no change*			
15	§ 5.3	Disapproval of Buyer's Credit Information Deadline	*no change*			
16	§ 5.4	Existing Loan Documents Deadline	*no change*			
17	§ 5.4	Existing Loan Documents Termination Deadline	*no change*			
18	§ 5.4	Loan Transfer Approval Deadline	*no change*			
19	§ 4.7	Seller or Private Financing Deadline	*no change*			
		Appraisal				
20	§ 6.2	Appraisal Deadline	*no change*			
21	§ 6.2	Appraisal Objection Deadline	*no change*			
22	§ 6.2	Appraisal Resolution Deadline	*no change*			
		Survey				
23	§ 9.1	New ILC or New Survey Deadline	*no change*			
24	§ 9.3	New ILC or New Survey Objection Deadline	*no change*			

25	§ 9.3	New ILC or New Survey Resolution Deadline	***no change***			
		Inspection and Due Diligence				
26	§ 10.3	Inspection Objection Deadline	***10/4/2021***	Monday		
27	§ 10.3	Inspection Termination Deadline	***10/6/2021***	Wednesday		
28	§ 10.3	Inspection Resolution Deadl ne	***10/6/2021***	Wednesday		
29	§ 10 5	Property Insurance Termination Deadline	***no change***			
30	§ 10.6	Due Diligence Documents Delivery Deadline	***10/2/2021***	Saturday		
31	§ 10.6	Due Diligence Documents Objection Deadline	***10/4/2021***	Monday		
2	§ 10.6	Due Diligence Documents Resolution Deadl ne	***10/6/2021***	Wednesday		
33	§ 10.6	Environmental Inspection Objection Deadline CB 2, 3, 4	***no change***			
34	§ 10.6	ADA Evaluation Objection Deadline CBS2, 3, 4	***no change***			
35	§ 10.7	Conditional Sale Deadline	***no change***			
6	§ 10.10	Lead Based Pa nt Termination Deadl ne CB 1, 2, F1	***no change***			
37	§ 11 1, 11 2	Estoppel Statements Deadline CBS2, 3, 4	***no change***			
38	§ 11.3	Estoppel Statements Termination Deadline CBS2,3,4	***no change***			
		Closing and Possession				
39	§ 12.3	Closing Date	***10/15/2021***	Friday		
40	§ 17	Possession Date	***10/15/2021***	Friday		
41	§ 17	Possession T me	***DELIVERY OF DEED AND FUNDING***			
42	***n/a***	***n/a***	***no change***			
43	***n/a***	***n/a***	***no change***			

3. § **4. PURCHASE PRICE AND TERMS. [Note:** This table may be deleted if inapplicable.]

The Purchase Price set forth below is payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4.1	Purchase Price		
2	§ 4 3	Earnest Money		
3	§ 4.5	New Loan		
4	§ 4.6	Assumption Balance		
5	§ 4.7	Private Financing		
6	§ 4 7	Seller Financing		
7	***n/a***	***n/a***		
8	***n/a***	***n/a***		
9	§ 4.4	Cash at Closing		
10		**TOTAL**		

4. **ATTACHMENTS.** The following are a part of this Counterproposal:

no change

Note: The following documents have been provided but are **not** a part of this Counterproposal:

no change

5. **OTHER CHANGES.**

Regarding Section 2.5.1. Inclusions - Attached. If attached to the Property on the date of this Contract, the following items are included unless excluded under Exclusions: lighting, heating, plumbing, ventilating and air conditioning units, TV antennas, inside telephone, network and coaxial (cable) wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls, built-in vacuum systems (including accessories) and garage door openers (including 2 remote controls). If checked, the following are owned by the Seller and included (leased items should be listed under Due Diligence Documents): Solar Panels. If any additional items are attached to the Property after the date of this Contract, such additional items are also included in the Purchase Price.

6. ACCEPTANCE DEADLINE. This Counterproposal expires unless accepted in writing by Seller and Buyer as evidenced by their signatures below and the offering party to this document receives notice of such acceptance on or before ***09/24/2021 at 5pm***.
Date Time

If accepted, the Contract, as amended by this Counterproposal, will become a contract between Seller and Buyer. All other terms and conditions of the Contract remain the same.

[redacted] Date ***9/23/2021***
Seller: [redacted]
Address:

[redacted] Date: ***9/23/2021***
Seller [redacted]
Addres

[redacted] Date: ***9/23/2021***
Buyer: ***Arrived Holdings, Inc.***
By: [redacted]
Address:

Buyer Date

Address:

Note: When this Counterproposal form is used, the Contract is **not** to be signed by the party initiating this Counterproposal. Brokers must complete and sign the Broker's Acknowledgments and Compensation Disclosure portion of the Contract.

CP40-6-18. COUNTERPROPOSAL